EXHIBIT 99.1

SMG Industries, Inc.

SMG Reports Record Revenues of $71 Million for Fiscal Year ended December 31, 2022, an Increase of 36% From 2021 Revenues, and a 2022 Positive Adjusted EBITDA of $4.8 Million

HOUSTON, TX, April 18, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire – SMG Industries, Inc. (“SMG” or the "Company") (OTCQB:SMGI), a growth-oriented transportation services company focused on the domestic infrastructure logistics market, today announced that its audited results of consolidated revenues from operations for the year ended December 31, 2022 was a record $71,021,862, representing an increase of 36% from $52,113,827 reported for the year ended December 31, 2021. For the year ended December 31, 2022, Adjusted EBITDA, a non-GAAP measure, was a positive $4.8 million compared to a loss in the year ago period showing the significant progress the Company has made compared to recent years.  Additional information regarding Adjusted EBITDA, as well as a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure of net income (loss), is provided in the “Adjusted EBITDA Non-GAAP Net Income (Loss) Reconciliation Table” section below.

The increase in revenue year-over-year in 2022 compared to 2021 resulted from increased volumes and improved pricing in the Company’s Industrial Division, which experienced increased demand for super heavy haul projects, infrastructure and additional production hauling work.  The Company also saw its brokerage business (known as 5J Logistics Services) launch in 2022 and contribute solid operating revenues as it expanded its footprint and customer base, which was not present during the 2021 comparable period.  Overall, positive Adjusted EBITDA performance was attributed to higher sales volumes, improved fixed asset utilization, better pricing mix from the increased activity of the Company’s Industrial Division and lower SG&A as a percentage of sales compared to the prior year period.

Mr. Matt Flemming, Chairman of SMG, stated, "The Company benefited from higher activity levels from its customers, new end market diversification and increased pricing relative to the prior year period.  Additionally, the heavy haul transport of infrastructure including bridge beams, compressors and refinery components contributed to the increase in revenues during 2022.  The Company’s asset-light brokerage business, 5J Logistics Services, finished its first full fiscal year and made strong inroads into retail and some industrial customers. The performance of the Company during and after the COVID pandemic is a testament to management’s ability to adjust through one of the more trying times in US history and still post record revenue performance. As discussed in the Company’s Annual Report on Form 10-K, the Company’s growth strategy includes seeking acquisitions that are accretive to its business to support its growth and diversification. SMG is hopeful to achieve further growth via acquisitions this year. The Company looks forward to updating shareholders further on its progress, diversification and growth. Lastly, the Company has started conversations for a listing of its common stock on a national stock exchange and the associated satisfaction of the related listing requirements.”

Please see the Company’s full financial results along with management’s discussion and analysis and risk factors within its Annual Report on Form 10-K for 2022 filed April 17, 2023.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to our financial condition, business strategies, growth opportunities, acquisitions, listing plans and objectives of management, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, listing plans, financial condition and acquisitions, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, among others, the risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

About SMG Industries, Inc.:  SMG Industries is a growth-oriented transportation services company focused on the domestic infrastructure logistics market.  Through several of the Company’s wholly-owned subsidiaries branded as the “5J Transportation Group,” it offers specialized heavy haul, super heavy haul, flatbed, brokerage, and drilling rig mobilization services. 5J’s engineered permitted jobs can support up to 500-thousand-pound loads including infrastructure cargo associated with wind energy, power generation components, bridge beams, compressors, and refinery and construction equipment.  SMG Industries is headquartered in Houston, Texas and has facilities in Floresville, Hempstead, Henderson, Houston, Odessa, Palestine, Victoria, Texas and Fort Mill, South Carolina. Read more at www.5J-Group.com and www.SMGIndustries.com

Source:  SMG Industries, Inc. +1-713-955-3497.
Contact:
Stan Abiassi – Market Street Capital, Inc.
stan@marketstreetcp.com
713-338-9415

SMG Industries, Inc.

2022 10K Adjusted EBITDA

Non-GAAP Reconciliation

December 31, 2022

Net Income (Loss)	$(11,610,240)

Depreciation	$5,328,366
Interest expense/non-cash debt discount amort	$9,431,681
Taxes (Franchise adjustment)	$(130,040)
Non-Cash Stock Compensation	$61,043
Non-cash Shares expense Issued for Debt Extension	$643,467
One-Time Consulting Invoices	$200,161
Non-Op Target Transaction Expenses	$36,641
CTO Costs	$249,997
Duplicative CFO Costs	$109,521
Discontinued Operations - Legal	$22,074
ERTC Receivable (payroll tax expense offset)	$465,230

Adjusted EBITDA	$4,807,901

In addition to reporting financial results in accordance with U.S. GAAP, the Company has provided the non-GAAP performance measure of Adjusted EBITDA to illustrate and improve comparability of its results from period to period. Adjusted EBITDA is defined as net income (loss) before interest expense, net, including amortization of debt discounts, benefit/provision for income taxes, depreciation expense, one-time and non-operating expenses unrelated to the ongoing business operations and other amortization expenses during the twelve month period ended December 31, 2022. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The measure is not in accordance with, nor is it a substitute for, GAAP measures, and it may not be comparable to similarly titled measures used by other companies.

SMG INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$127,225	$257,768
Restricted cash	1,105,818	858,408
Accounts receivable, net of allowance for doubtful accounts of $855,832 and $1,041,387
as of December 31, 2022 and 2021, respectively	12,185,792	11,703,347
Prepaid expenses and other current assets	2,308,067	2,162,238
Current assets of discontinued operations	-	17,446

Total current assets	15,726,902	14,999,207

Property and equipment, net of accumulated depreciation of $15,329,817 and $11,262,193
as of December 31, 2022 and 2021, respectively	5,414,830	10,463,352
Right of use assets - operating lease	734,504	3,312,710
Other assets	305,451	448,887
Other assets of discontinued operations, net	-	1,500

Total assets	$22,181,687	$29,225,656

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,014,598	$3,958,515
Accounts payable - related party	565,603	94,602
Accrued expenses and other liabilities	2,850,547	4,055,113
Right of use liabilities - operating leases short term	650,945	816,671
Deferred revenue	128,000	-
Secured line of credit	10,623,887	9,468,759
Current portion of unsecured notes payable	2,465,445	1,168,420
Current portion of secured notes payable, net	6,990,486	3,527,960
Current portion of convertible note, net	7,327,288	1,616,672
Current liabilities of discontinued operations	200,994	588,283

Total current liabilities	34,817,793	25,294,995

Long term liabilities:
Convertible note payable, net	-	2,620,145
Notes payable - secured, net of current portion	13,307,309	14,535,751
Right of use liabilities - operating leases, net of current portion	278,137	2,545,950
Long term liabilities of discontinued operations	300,586	381,746

Total liabilities	48,703,825	45,378,587

Commitments and contingencies

Stockholders' deficit
Preferred stock 1,000,000 shares authorized:
Series A preferred stock - $0.001 par value; 2,000 shares authorized; 0 shares issued	-	-
and outstanding at December 31, 2022 and 2021, respectively
Series B convertible preferred stock - $0.001 par value; 6,000 shares authorized; 0 shares issued
and outstanding at December 31, 2022 and 2021, respectively	-	-
Common stock - $0.001 par value; 250,000,000 shares authorized; 39,180,297 and 33,731,162 shares
issued and outstanding at December 31, 2022 and 2021, respectively	39,181	33,732
Additional paid in capital	18,081,457	16,845,873
Accumulated deficit	(44,642,776)	(33,032,536)

Total stockholders' deficit	(26,522,138)	(16,152,931)

Total liabilities and stockholders' deficit	$22,181,687	$29,225,656

SMG INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2022 and 2021

(Audited)

	December 31, 2022	December 31, 2021
REVENUES	$71,021,862	$52,113,827

COST OF REVENUES	65,285,261	52,714,418

GROSS PROFIT (LOSS)	5,736,601	(600,591)

OPERATING EXPENSES:
Selling, general and administrative	9,079,344	8,377,682
Gain on disposal of assets	(330,499)	(43,624)

Total operating expenses	8,748,845	8,334,058

LOSS FROM OPERATIONS	(3,012,244)	(8,934,649)

OTHER INCOME (EXPENSE)
Interest expense, net	(9,431,681)	(7,618,889)
Gain on PPP Loan Forgiveness	-	5,023,089
Gain on extinguishment of debt	564,814	-
Other income	228,689	46,620
Other expense	(100,365)	-
Loss on settlement of note payable	-	(807)
Total other income (expense)	(8,738,543)	(2,549,987)

NET LOSS FROM CONTINUING OPERATIONS	(11,750,787)	(11,484,636)

Income from discontinued operations	140,547	342,656
NET LOSS	(11,610,240)	(11,141,980)

Preferred stock dividends	-	(75,000)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(11,610,240)	$(11,216,980)

Net loss per common share
Continuing operations	$(0.32)	$(0.50)
Discontinued operations	$(0.00)	$0.01
Net loss attributable to common shareholders	$(0.32)	$(0.49)

Weighted average common shares outstanding
Basic	36,399,788	23,316,751
Diluted	36,399,788	23,316,751

SMG INDUSTRIES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2022 and 2021

(Audited)

	December 31, 2022	December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations	$(11,750,787)	$(11,484,636)
Adjustments to reconcile net loss to net
cash used in operating activities:
Share based compensation	61,043	67,460
Depreciation and amortization	5,328,366	5,398,529
Amortization of deferred financing costs	3,790,028	2,208,291
Amortization of right of use assets - operating leases	457,325	436,787
Shares issued for debt extension	643,467	-
Bad debt expense	208,996	454,990
Gain on PPP Loan Forgiveness	-	(5,022,102)
Gain on extinguishment of debt	(564,814)	-
Gain on disposal of assets	(330,499)	(43,624)
Loss on settlement of liabilities	-	41,397
Changes in:
Accounts receivable	(691,441)	(7,237,370)
Prepaid expenses and other current assets	3,767,578	3,118,119
Other assets	(165,520)	(241,940)
Accounts payable	(1,005,206)	2,677,329
Accounts payable - related party	471,001	(75,842)
Accrued expenses and other liabilities	(980,656)	1,525,563
Right of use operating lease liabilities	(172,736)	(537,616)
Deferred revenue	128,000	(30,000)
Net cash used in operating activities from continuing operations	(805,855)	(8,744,665)
Net cash provided by operating activities from discontinued operations	80,450	568,519
Net cash used in operating activities	(725,405)	(8,176,146)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for disposal of MG Cleaners, LLC	-	(35,000)
Cash procceds from disposal of purchase of property and equipment	895,564	-
Cash paid for purchase of property and equipment	(301,412)	(97,026)
Net cash provided by (used in) investing activities from continuing operations	594,152	(132,026)
Net cash used in investing activities from discontinued operations	-	-
Net cash provided by (used in) investing activities	594,152	(132,026)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of deferred financing costs	-	(20,623)
Proceeds on secured line of credit, net	1,126,700	5,326,060
Payments on secured line of credit, net	-	-
Proceeds from notes payable	5,229,098	15,064,003
Payments on notes payable	(6,027,228)	(15,553,327)
Payments on convertible notes payable	-	(50,000)
Proceeds from convertible notes payable	-	3,906,079
Net cash provided by financing activities from continuing operations	328,570	8,672,192
Net cash provided by (used in) financing activities from discontinued operations	(80,450)	(226,932)
Net cash provided by financing activities	248,120	8,445,260

NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	116,867	137,088

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	1,116,176	979,088

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$1,233,043	$1,116,176

Supplemental disclosures:
Cash paid for income taxes	$-	$-
Cash paid for interest	5,076,266	$5,534,279

Noncash investing and financing activities
Prepaid expenses financed with note payable	$3,638,407	$3,253,678
Preferred stock dividend	$-	$75,000
Shares issued for deferred financing costs	$397,773	$337,500
Note receivable for property and equipment	$275,000	$616,683
Beneficial conversion feature on convertible notes payable	$-	$5,138,070
Non-cash increase in secured notes payable for settlement of accounts payable	$-	$203,010
Equipment financed with note payable	$919,946	$-
Right of use assets and operating lease obligation recognized	$-	$2,478,508
Convertible notes payable issued to settle accounts payable	$-	$1,381,740
Share issued for settlement of debt and accrued interest	$138,750	$73,818
Share issued for settlement of accounts payable	$-	$41,000
Series A Convertible Preferred Stock converted into common shares	$-	$182,657